Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 31, 2005 with respect to the financial statements of IDS Life of New York Variable Annuity Account included in Post-Effective Amendment No. 16 to the Registration Statement (Form N-4, No. 333-91691) for the registration of the American Express Retirement Advisor Advantage(R) Variable Annuity/American Express Retirement Advisor Select Variable Annuity(R) offered by IDS Life Insurance Company of New York.


                                                           /s/ Ernst & Young LLP
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                                                               Ernst & Young LLP

Minneapolis, Minnesota
September 29, 2005